Exhibit 99.3

Pogo Producing Company

Supplemental Information (Unaudited)

	Three Months
	March 31,
Operating Data	2005	2004
Net Natural Gas Sales (Mcf/day)
North America	258,867	230,505
Thailand	76,206	69,128
Total Natural Gas	335,073	299,633

Gas Price ($/Mcf)
North America	$5.97	$5.48
Thailand	$2.61	$2.50
Average Gas Price	$5.20	$4.79

Net Liquids Production (Bbl/day)
Crude & Condensate
North America	26,600	34,049
Thailand	18,168	15,684
Total Crude & Condensate	44,768	49,733
Plant Products	3,999	4,512
Total Liquids	48,767	54,245

Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	26,600	34,049
Thailand *	19,788	17,948
Total Crude & Condensate	46,388	51,997
Plant Products	3,999	4,512
Total Liquids	50,387	56,509

Average Prices ($/Bbl)
Crude & Condensate
North America	$43.75	$35.28
Thailand *	$47.02	$34.86
Average Crude & Cond. Prices	$45.15	$35.13
Plant Products	$28.55	$25.43

* Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data
($ in 000’s)	3/31/2005	12/31/2004
Total Assets	$3,516,178	$3,481,109
Long-term Debt *	780,000	755,000
Shareholders’ Equity	1,674,455	1,727,895
Working Capital	131,233	163,242

* Excludes debt discount of $2,695 and $0, respectively